EXHIBIT 10.9



                              SUNTRUST BANKS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         EFFECTIVE AS OF AUGUST 13, 1996


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                                TABLE OF CONTENTS

                                                                                                               Page
ss. 1.   ESTABLISHMENT AND PURPOSE................................................................................1

ss.2.    DEFINITIONS..............................................................................................1
         2.1      Affiliate.......................................................................................1
         2.2      Code............................................................................................1
         2.3      Committee.......................................................................................1
         2.4      ERISA...........................................................................................1
         2.5      Excess Benefit..................................................................................2
         2.6      Other Retirement Arrangement....................................................................2
         2.7      Other Retirement Arrangement Benefit............................................................2
         2.8      Participant.....................................................................................2
         2.9      Plan............................................................................................2
         2.10     Retirement Date.................................................................................2
         2.11     Retirement Plan.................................................................................2
         2.12     SERP Average Compensation.......................................................................2
         2.13     SERP Benefit....................................................................................2
         2.14     SERP Compensation...............................................................................5
         2.15     SERP Service....................................................................................5
         2.16     SunTrust........................................................................................5
         2.17     Special Survivor Benefit........................................................................5
         2.18     TNC SERP........................................................................................5
         2.19     TNC SERP Benefit................................................................................5
         2.20     Vested Date.....................................................................................6

ss. 3.   PARTICIPATION............................................................................................6

ss. 4.   SERP BENEFIT and TNC SERP BENEFIT........................................................................7
         4.1      Timing and Amount...............................................................................7
                  (a)      Normal or Delayed Retirement Benefit...................................................7
                  (b)      Early Retirement Benefit...............................................................7
                           (1)      General.......................................................................7
                           (2)      Reductions....................................................................7
                  (c)      Termination Before Vested Date.........................................................8
                  (d)      Special Disability Assumption for SERP Benefit.........................................8
         4.2      Form of Benefit.................................................................................8
                  (a)      Normal Form............................................................................8
                  (b)      Other Benefit Forms....................................................................9
         4.3      Survivor Benefit................................................................................9

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
                  (a)      General................................................................................9
                  (b)      Form of Survivor Benefit...............................................................9
                  (c)      Lump Sum Benefit for Spouse...........................................................10
                  (d)      Lump Sum for Non-Spouse Beneficiary...................................................12
                  (e)      Timing................................................................................12
                  (f)      No Post-Retirement Survivor Benefits..................................................12
                  (g)      Special Survivor Benefits.............................................................12

ss. 5.     OTHER RETIREMENT ARRANGEMENT BENEFIT..................................................................13

ss. 6.     RELEASE, NO COMPETITION AND FORFEITURE................................................................13

ss. 7.     SOURCE OF BENEFIT PAYMENTS............................................................................14

ss. 8.     NOT A CONTRACT OF EMPLOYMENT..........................................................................14

ss. 9.     NO ALIENATION OR ASSIGNMENT...........................................................................15

ss. 10.    ERISA.................................................................................................15

ss. 11.    ADMINISTRATION, AMENDMENT AND TERMINATION.............................................................15

ss. 12.    CONSTRUCTION..........................................................................................16

ss. 13.    CHANGE IN CONTROL.....................................................................................16
         13.1     Purpose........................................................................................16
         13.2     Definitions....................................................................................16
                  (a)      Affiliate.............................................................................16
                  (b)      Change in Control.....................................................................16
                  (c)      Termination for Cause.................................................................18
                  (d)      Termination for Good Reason...........................................................18
         13.3     Application....................................................................................19
         13.4     Benefit Calculation and Payment................................................................19
                  (a)      SERP Benefit..........................................................................19
                  (b)      Welfare Benefit.......................................................................21
         13.5     No Amendment...................................................................................24
         13.6     Denial of Claim for Benefits...................................................................24

ss. 14.    EXECUTION.............................................................................................25
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                                      -ii-

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                              SUNTRUST BANKS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         EFFECTIVE AS OF AUGUST 13, 1996


                                     ss. 1.

                            ESTABLISHMENT AND PURPOSE

         SunTrust Banks, Inc. hereby amends and restates the SunTrust Banks, Inc. Supplemental Executive Plan as last amended and restated effective as of February 13, 1990 in the form of this SunTrust Banks, Inc. Supplemental
Executive Retirement plan effective as of August 13, 1996. The Plan is maintained to provide a minimum level of post retirement income for certain key executives of SunTrust and its Affiliates in addition to those benefits provided to them under the SunTrust Banks, Inc. Retirement Plan and the SunTrust Banks,
Inc.  ERISA  Excess  Retirement  Plan.  This Plan is intended  to better  enable
SunTrust to recruit and retain exemplary key executives.

                                     ss. 2.
                                   DEFINITIONS
         The following capitalized terms will have the meanings set forth in this ss. 2 whenever such capitalized terms are used throughout this Plan:
         2.1      Affiliate - means an "affiliate" as defined in ss. 13.2(a).
         2.2      Code - means the Internal Revenue Code of 1986, as amended.
         2.3      Committee - means the Compensation Committee of the Board of
Directors of SunTrust.
         2.4      ERISA - means the Employee Retirement Income Security Act of
1974, as amended.


                                       -1-

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         2.5 Excess Benefit - means as of any date for each  Participant  who is also a participant in the SunTrust Banks, Inc. ERISA Excess Retirement Plan, the
benefit payable to or on behalf of such Participant under that plan.
         2.6 Other Retirement Arrangement - means any plan, program, arrangement or agreement maintained by SunTrust or an Affiliate as described in Exhibit A to this Plan.
         2.7 Other Retirement  Arrangement  Benefit - means for each Participant who is  eligible  for a  benefit  under  any Other  Retirement  Arrangement  the benefits  under  which  are paid  from the  general  assets  of  SunTrust  or an
Affiliate,  the benefit payable to that Participant  under that Other Retirement
Arrangement.
         2.8      Participant - means each key executive of SunTrust or an
Affiliate described in ss. 3.
         2.9      Plan - means this SunTrust Banks, Inc. Supplemental Executive
Retirement Plan, as amended (or as amended and restated) from time to time.
         2.10     Retirement Date - means for each Participant, the date he or she reaches age 65.
         2.11     Retirement Plan - means the SunTrust Banks, Inc. Retirement
Plan as amended and restated effective as of January 1, 1989 and as thereafter amended.
         2.12 SERP Average  Compensation - means for each Participant,  12 times the arithmetic average of such  Participant's  monthly SERP Compensation for the
60 consecutive months of employment completed  immediately before the date as of which his or her SERP Benefit is determined.
         2.13  SERP  Benefit  -  (a)  General.   SERP  Benefit  means  for  each
Participant  who is  designated  by the Committee as eligible for a SERP Benefit under this Plan, an annual benefit

                                       -2-

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payable in accordance with ss. 4 on or after such Participant's  Retirement Date in the form of a life only annuity which is equal to the following:
            (60% x SERP Average Compensation) - (A + B + C + D + E).
For purposes of this formula,
         A = such  Participant's  annual Social Security  benefit at age 65;
         B = such  Participant's  annual  Retirement Plan benefit,  if any;
         C = such  Participant's  annual Excess  Benefit,  if any;
         D = such  Participant's  annual TNC SERP  Benefit,  if any;  and
         E = such Participant's annual Other Retirement Arrangement Benefit, if any.
If the benefit payable under A through E is payable in a form other than a life only annuity or such benefit is payable at a time other than the date as of which the SERP Benefit is paid, such benefit will be converted to a life only annuity payable as of the same date as the SERP Benefit using the actuarial factors then in effect to make such conversions under the Retirement Plan. The amount of the SERP Benefit payable to or on behalf of a Participant initially will be determined at the time as of which such benefit is scheduled to be paid under ss. 4 (the "initial determination"). The initial SERP Benefit will be recalculated once, in the year following the year the SERP Benefit is paid or begins to be paid, using the same assumptions in effect and the Participant's age at the initial determination in order to include as SERP Compensation any amounts that should have been included as SERP Compensation, but were not known at the time of the initial determination. The initial SERP Benefit will be adjusted once to reflect any increase due as a result of the recalculation. The adjustment will be paid made in the same form that the initial SERP Benefit was paid (or is being paid) to the Participant.

                                       -3-

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                  (b)  Special  Lump  Sum   Calculation.   Notwithstanding   the
foregoing,  this  paragraph  shall apply for  purposes of  calculating  the SERP
Benefit  payable  to or on  behalf of the  executives  designated  in  Exhibit B attached to this Plan if such SERP  Benefit is paid in a lump sum. The amount of the SERP Benefit payable to or on behalf of any such  Participant will equal the present value of 60% of the Participant's SERP Average Compensation less the sum of A + B + C + D where,
         A = the present  value of such  Participant's  annual  Social  Security benefit at age 65;
         B = the lump sum  benefit  paid to such  Participant under the
         Retirement Plan or, if the Participant's benefit under the Retirement
         Plan is not paid in a lump sum,  the amount  that would have been payable to such Participant as a lump sum under the Retirement Plan;
         and
         C = such Participant's Excess Benefit, or, if the Excess Benefit is not paid in a lump sum,  the  amount  that  would have been payable if the  Participant's  Excess Benefit had been if paid in a lump sum; and
         D = the present value of such Participant's TNC SERP Benefit.

         For purposes of this ss. 2.13(b), "present value" is determined using the same interest rate and mortality assumptions used for calculating lump sum payments under the Retirement Plan as in effect on December 31, 1995, including the interest rate published by the Pension Benefit Guaranty Corporation
("PBGC"), and when the PBGC rate is no longer published, the interest rate will be (a) the rate that would be used to calculate a lump sum paid from the Retirement Plan less (b) the average monthly difference between the PBGC rate and the Retirement Plan rate for the 5 year period ending on June 30, 2000.

                                       -4-

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         2.14 SERP  Compensation - means a  Participant's  monthly  compensation from SunTrust and each Affiliate which is attributable to such Participant's
                  (a)      base salary,
                  (b)      cash bonuses, and
                  (c)      employee elective deferrals and nonelective deferrals
                  made on  his  or her  behalf  under  the  plans  designated by the Committee  from  time  to  time  in  Exhibit  C and which is calculated in accordance with such administrative rules as may be established from time to time by the
                  Committee.
         2.15 SERP  Service - means a  Participant's  full  months of  "service"
under the  Retirement  Plan  (including  his "prior  benefit  service" under the
Retirement Plan).
         2.16     SunTrust - means SunTrust Banks, Inc. or any successor to
SunTrust Banks, Inc.
         2.17     Special Survivor Benefit - means for each Participant
identified in Exhibit D, the survivor benefit described in Exhibit D, which is payable as a result of his death.
         2.18     TNC SERP - means the Third National Corporation Supplemental
Executive Retirement  Plan as in effect  immediately  before  October  15,  1987 which is attached to this Plan as Exhibit E.
         2.19  TNC  SERP  Benefit  -  means  for  each  Participant  who  was  a
Participant  in the TNC SERP on October  15,  1987 and who is not  covered by an
Other  Retirement  Arrangement  which provides for payment of benefits under the
TNC SERP,  such  Participant's  annual  benefit under ss. 3.1 of the TNC SERP as determined  as of October 15, 1987  multiplied  by a fraction,  the numerator of which is such Participant's  "service" under the TNC SERP as of October 15, 1987 and the denominator of which is the "service" such Participant would have had at age 65 if he or she had

                                       -5-


continued in employment with Third National Corporation or its affiliates. Such benefit will be payable in accordance with ss. 4 on or after such Participant's Retirement Date in the form of a life only annuity.
         2.20     Vested Date - means
                  (a) for a TNC SERP Benefit, the date a Participant reaches age 55 and completes 10 years of "service" under the Retirement Plan (including his or her "prior service" under the Retirement Plan);
                  (b) for a SERP Benefit, the date a Participant completes 10 years of SERP Service and reaches age 60; and
                  (c) for an Other Retirement Arrangement Benefit, the date a Participant is "vested" in his or her benefit under that arrangement.

                                     ss. 3.
                                  PARTICIPATION
         Each key executive of SunTrust or an Affiliate who is eligible for one or more benefits under this Plan will be a Participant in this Plan to the extent of the benefits for which he or she is eligible and will remain a Participant until all such benefits are paid to or on behalf of such Participant in accordance with ss. 4 or forfeited in accordance with ss. 6.
         The Committee will designate those key executives who are eligible for a SERP Benefit. The Committee in its absolute discretion may revoke any such designation at any time but no such revocation will be applied retroactively to deprive an individual of benefits accrued under this Plan to the date of such revocation. Eligibility for an Other Retirement Arrangement Benefit will depend upon the terms of the applicable Other Retirement Arrangement. An executive will be eligible for

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a TNC  SERP  Benefit  if such  executive  was a  participant  in the TNC SERP on
October 15, 1987 and is not eligible for an Other Retirement Arrangement Benefit which provides for payment of benefits attributable to the TNC SERP.

                                     ss. 4.
                        SERP BENEFIT and TNC SERP BENEFIT
         4.1      Timing and Amount.
                  (a) Normal or Delayed Retirement Benefit. If a Participant terminates employment with SunTrust and all Affiliates on or after such Participant's Retirement Date, the entire vested benefit, if any, to which such Participant is entitled under this Plan (except an Other Retirement Arrangement Benefit) automatically will be paid to such Participant in the form described in ss. 4.2 beginning as soon as practicable following the date such Participant terminates employment with SunTrust and all Affiliates.
                  (b)      Early Retirement Benefit.
                           (1) General. If a Participant terminates employment with SunTrust and all Affiliates on or after such Participant's Vested Date but before his or her Retirement Date, such Participant's entire vested benefit, if any, under this Plan (except an Other Retirement Arrangement Benefit) will be determined (taking into account the reductions under ss. 4.1(b) (2)) as of the date he or she terminates employment. Such benefit automatically will be paid to such Participant beginning as soon as practicable following the date he or she terminates employment.
                           (2) Reductions. The TNC SERP Benefit, if any, payable to a Participant under this ss. 4.1 will be reduced in accordance with the terms of the TNC SERP. For purposes of determining the SERP Benefit payable to a Participant before his or her Retirement Date, the product of 60% and his or her SERP Average Compensation will be reduced by a fraction, the numerator of which is such Participant's SERP Service as of the date he or she terminates employment and the denominator of which is the SERP Service such Participant would have had if he or she had continued in employment until such Participant's Retirement Date.

                  (c) Termination Before Vested Date. Except to the extent a survivor benefit is payable on behalf of a Participant under ss. 4.3, no benefit will be payable to or on behalf of a Participant who terminates employment with SunTrust and all Affiliates before the Vested Date for that particular benefit.

                  (d) Special Disability Assumption for SERP Benefit. If a Participant who is "totally and permanently disabled" (as described in the Retirement Plan) terminates employment with SunTrust and all Affiliates as a result of such disability, then the amount of the SERP Benefit payable to such Participant will be calculated using the same service and compensation assumptions that are used to calculate the Participant's benefit under the Retirement Plan. If such a Participant is eligible for a "disability retirement benefit" (as described in the Retirement Plan) under the Retirement Plan, payment of the Participant's SERP Benefit automatically will be paid or begin to be paid at the same time as his or her disability retirement benefit under the Retirement Plan.

         4.2      Form of Benefit

                  (a) Normal Form. Except as provided in ss. 4.2(b), a Participant's entire vested benefit under this Plan will be paid in a lump sum benefit which is actuarially equivalent (using the actuarial factors then in effect under the Retirement Plan to make such conversion) to the benefit that would have been paid to such Participant in the form of a life only annuity. Notwithstanding the foregoing, if a lump sum is payable to a Participant designated in Exhibit B, it will be calculated in accordance with ss. 2.13(b).

                  (b) Other Benefit Forms. A Participant may make a written election to have his or her entire vested benefit paid in any form of benefit available under the Retirement Plan and such benefit will be paid in the form specified in the Participant's most recent election, which was made at least one year before his or her benefit begins to be paid under this Plan. If the election was not made at least one year before the date benefits would begin, the benefit will be paid in a lump sum. Any benefit paid in a form other than a life only annuity will be actuarially equivalent (using the actuarial factors then in effect under the Retirement Plan to make such conversion) to the benefit that would have been paid to such Participant in the form of a life only annuity.

         4.3      Survivor Benefit

                  (a) General. If a Participant who is eligible for a SERP Benefit (determined without regard to whether he or she is vested) dies before he or she terminates employment with SunTrust and all Affiliates and, as a result of such Participant's death, a survivor benefit is payable under the Retirement Plan, then a survivor income benefit automatically will be payable on such deceased Participant's behalf under this Plan in the amount, form and timing described in this ss. 4.3. Such survivor benefit will be paid to the person, if any, who is such Participant's lawful spouse or, if the Participant was single at his or her death, to the person who is designated as his or her "beneficiary" under the Retirement Plan, and who survives him.

                  (b) Form of Survivor Benefit. The survivor benefit will be paid in a lump sum.

                  (c) Lump Sum Benefit for Spouse. The survivor benefit payable to a spouse under this Plan will be calculated as follows:

                           (1) Step One - Determine 60% of the Participant's SERP Average Compensation.

                           (2) Step Two - Determine the time as of which the benefit would have been paid to the Participant, which is the later of the date the Participant would have reached age 55 or his or her date of death ("Annuity Commencement Date"), and reduce the amount determined under Step One for early commencement, if applicable, as follows:

                                    (i)  If the  Annuity  Commencement  Date  is
                  before the date the Participant would have reached age 65, the amount determined under Step One above will be reduced by a fraction, the numerator of which is the Participant's SERP Service as of the date of his or her death and the denominator of which is the SERP Service the Participant would have had if he or she had survived and continued in employment until his or her Retirement Date, and

                                    (ii)  If the  Annuity  Commencement  Date is
                  before the date the Participant would have reached age 60, the amount determined in Step One as reduced in Step Two (i) above will be reduced further using the factors then in effect to reduce early retirement benefits under the Retirement Plan.

                           (3) Step Three - Convert the amount determined under Step Two above to a 100% joint and survivor annuity payable monthly as of the Annuity Commencement Date based on the age the surviving spouse and the Participant would have attained as of the Annuity Commencement Date.

                           (4) Step Four - Determine the time as of which the benefit will be paid under ss. 4.3(e) and convert the survivor benefit determined under Step Three to a lump sum using the actuarial factors then in effect under the Retirement Plan to make such conversion or, if applicable, the factors under ss. 2.13(b).

                           (5) Step Five - Reduce the amount determined in Step Four above by the sum of (A + B + C + D + E), where

                                    A       = the  present  value of the  Social
                                            Security survivor benefit that would
                                            have  been  payable  to  the  spouse
                                            based    on    the     Participant's
                                            employment   when  the   Participant
                                            would have reached age 65;

                                    B       =  the  lump  sum  survivor  benefit
                                            payable  to such  spouse  under  the
                                            Retirement  Plan or, if the survivor
                                            benefit under the Retirement Plan is
                                            not paid in a lump sum,  the  amount
                                            that would have been payable to such
                                            spouse  as  a  lump  sum  under  the
                                            Retirement Plan;

                                    C       = the  survivor  benefit  payable to
                                            the   surviving   spouse  under  the
                                            SunTrust  Banks,  Inc.  ERISA Excess
                                            Retirement Plan ("Excess Plan"), or,
                                            if the  survivor  benefit  under the
                                            Excess  Plan  is not  paid in a lump
                                            sum, the amount that would have been
                                            payable   to  such   spouse  if  the
                                            survivor  benefit  under the  Excess
                                            Plan had been paid in a lump sum;

                                    D       = the present  value of the survivor
                                            benefit  payable under the TNC SERP,
                                            if any; and
                                    E       = the present  value of the survivor
                                            benefit   payable  under  any  Other
                                            Retirement Arrangement, if any.
"Present value" is determined using the actuarial factors then in effect under the Retirement Plan to calculate lump sums or, if applicable, the factors under ss. 2.13(b).
                  (d) Lump Sum for Non-Spouse Beneficiary. If the survivor benefit is payable to a non-spouse beneficiary, it will be calculated in the same manner as the survivor benefit under ss. 4.3(c) by substituting the non-spouse beneficiary for the spouse except that the conversion to a 100% joint and survivor annuity in Step Three and to an actuarially equivalent lump sum under Steps Four and Five of ss. 4.3(c) will be based on the assumption that the beneficiary is the same age as the Participant.
                  (e) Timing. The survivor benefit payable under this ss. 4.3 will be paid to a deceased Participant's spouse or beneficiary as soon as practicable after the Participant's death.
                  (f) No Post-Retirement Survivor Benefits. No survivor benefit will be paid on behalf of a Participant who dies after he or she begins receiving benefits under this Plan except to the extent such survivor benefit is payable under the form of benefit being paid to the Participant at his or her death.
                  (g) Special Survivor Benefits. Any Special Survivor Benefits payable on behalf of a deceased Participant will be paid to such person, in such amount, at such time and in such form as described in Exhibit D to this Plan except to the extent such benefit expressly provides for payment in accordance with ss. 4 of this Plan.

                                  ss. 5.
                      OTHER RETIREMENT ARRANGEMENT BENEFIT
         If a Participant who is eligible for an Other Retirement Arrangement Benefit terminates employment with SunTrust and all Affiliates on or after such Participant's Vested Date for such benefit, his or her eligibility for and the form, amount and timing of the Other Retirement Arrangement Benefit, if any, to which such Participant is entitled and the eligibility for and the form, amount and timing of any survivor benefits payable on such Participant's behalf under such Other Retirement Arrangement shall be determined under the terms of such Other Retirement Arrangement except to the extent that such arrangement expressly provides for payment in accordance with ss. 4 of this Plan.
                                  ss. 6.
                     RELEASE, NO COMPETITION AND FORFEITURE
         The Committee, in its sole discretion, may make any payments under this Plan subject to such terms and conditions as the Committee deems appropriate under the circumstances to protect the interests of SunTrust, including requiring the payee to execute a release satisfactory to the Committee. Further, the Committee in its discretion may suspend any benefits payable under this Plan upon reemployment with SunTrust or an Affiliate and may forfeit entirely any benefits payable under this Plan
                  (a) if an individual (after 30 days' written notice) fails to cease any activity or relationship which the Committee reasonably determines to be against the best interests of SunTrust,

                  (b) if an individual's employment by SunTrust or an Affiliate is terminated as a result of conduct which the Committee reasonably determines either might have violated any applicable civil or criminal law or did violate the code of conduct for officers and employees of SunTrust or such Affiliate, or
                  (c) if an individual institutes any action against SunTrust or an Affiliate. Forfeiture under this ss. 6 shall be in addition to any other remedies which may be available to SunTrust or an Affiliate at law or in equity. This ss. 6 shall not apply to any Participant to whom ss.13 applies.
                                    ss. 7.
                           SOURCE OF BENEFIT PAYMENTS
         All benefits payable under the terms of this Plan shall be paid by SunTrust from its general assets. No person shall have any right or interest or claim whatsoever to the payment of a benefit under this Plan from any person whomsoever other than SunTrust, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this Plan which is superior in any manner to the right of any other general and unsecured creditor of SunTrust.
                                    ss. 8.
                          NOT A CONTRACT OF EMPLOYMENT
         Participation in this Plan does not grant to any individual the right to remain an employee of SunTrust or any Affiliate for any specific term of employment or in any specific capacity or at any specific rate of compensation.

                                  ss. 9.
                           NO ALIENATION OR ASSIGNMENT
         A Participant, a spouse or a beneficiary under this Plan shall have no right or power whatsoever to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this Plan, and SunTrust shall have the right, in the event of any such action, to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant, spouse or beneficiary who attempts to do so.
                                 ss. 10.
                                      ERISA
         SunTrust intends that this Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a "select group of management or highly compensated employees" as described in ERISA ss.ss. 201(2), 301(a) (3), and 401(a) (1), and any ambiguities in this Plan shall be construed to effect that intent.
                                 ss. 11.
                    ADMINISTRATION, AMENDMENT AND TERMINATION
         The Committee shall have all powers necessary to administer this Plan, to amend this Plan from time to time in any respect whatsoever and to terminate this Plan at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this Plan to the date of such amendment or termination. The Committee also shall have the power to delegate the exercise of all or any part of such powers to such other person or persons as the Committee deems appropriate under the circumstances. This Plan shall be binding on any successor in interest to SunTrust.

                                  ss. 12.
                                  CONSTRUCTION
         The headings and subheadings set forth in this Plan are intended for convenience only and have no substantive meaning whatsoever. In the construction of this Plan, the singular shall include the plural. This Plan will be construed in accordance with the laws of the State of Georgia.
                                  ss. 13.
                                CHANGE IN CONTROL
         13.1 Purpose. The purpose of this ss. 13 is to provide for an increase in the SERP Benefit payable under this Plan to a Participant who is adversely affected by a Change in Control of SunTrust and thus to encourage each Participant to continue to work for SunTrust in the face of a possible Change in Control and to continue while doing so to act in the best interests of SunTrust and its shareholders.
         13.2 Definitions. The following terms shall have the meaning set forth opposite such terms for purposes of this ss. 13:
                  (a) Affiliate - means as of any date any organization which is a member of a controlled group of corporations (within the meaning of Code ss. 414(b)) which includes SunTrust or a controlled group of trades or businesses (within the meaning of Code ss. 414(c)) which includes SunTrust.
                  (b) Change in Control - means a "change in control" of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("34 Act") as in effect on November 14, 1989, provided that such a change in control shall be deemed to have occurred at such time as (i) any

"person" (as that term is used in Sections 13(d) and 14(d) (2) of the 34 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 34 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of SunTrust approve any merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) the shareholders of SunTrust approve any merger or consolidation to which SunTrust is a party or a share exchange in which SunTrust shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of SunTrust immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange; provided, however, and not withstanding the occurrence of any of the events previously described in this definition, that no "change in control" shall be deemed to have occurred under this definition if, prior to such time as a "change in control" would otherwise be deemed to have occurred under this definition, the Board determines otherwise.

                (c)  Termination for Cause - means a termination of employment which is made primarily because of (i) the "willful" and continued failure of a Participant to perform satisfactorily the duties consistent with such Participant's title and position reasonably required of him or her by the Board or supervising management (other than by reason of his or her incapacity due to a physical or mental illness) after a written demand for substantial performance of such duties is delivered to such Participant by the Board or supervising management, where such written demand shall specifically identify the manner in which the Board or supervising management believes such Participant has failed to satisfactorily perform his or her duties and where no act or failure to act shall be deemed "willful" under this definition unless done, or omitted to be done, not in good faith and without a reasonable belief that the act or omission was in the best interests of SunTrust or any Affiliate, (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against SunTrust or any Affiliate or (iii) any other willful act or omission which is materially injurious to the financial condition or business reputation of SunTrust or any Affiliate.
                  (d) Termination for Good Reason - means a termination made primarily because of (i) a failure to elect or reelect or to appoint or to reappoint a Participant to, or the removal of a Participant from, the position which he or she held with SunTrust or any Affiliate on the date of a Change in Control, (ii) a substantial change by the Board or supervising management in a Participant's functions, duties or responsibilities, which change would cause such Participant's position with SunTrust or any Affiliate to become of less dignity, responsibility, importance or scope than the position held by the Participant on the date of a Change in Control or (iii) a substantial reduction of a Participant's annual compensation from the level in effect on the date of a Change in Control or from any level established thereafter with the consent of such Participant.
         13.3     Application.  This ss. 13 shall apply to a Participant if
                  (a)      there is a Change in Control of SunTrust,
                  (b)  such  Participant's   employment  with  SunTrust  or  any
Affiliate terminates (other than by reason of a transfer between or among SunTrust and any Affiliate) at any time before the third anniversary of the date of such Change in Control, and
                  (c) such termination of the Participant's employment is either
                           (i)  involuntary on the part of the  Participant  and
                  does not result from his or her death or disability (as defined in Code ss. 22(e) (3)) and does not constitute a Termination for Cause, or
                           (ii)  voluntary on the part of the Participant and
                  constitutes a Termination for Good Reason.
         13.4     Benefit Calculation and Payment.
                  (a) SERP Benefit. If this ss. 13 applies to a Participant, his or her SERP Benefit shall be calculated and paid in accordance with the following special rules--
                           (1)  such  Participant's  SERP  Average  Compensation
         shall be treated as his or her highest SERP Compensation for any 12 consecutive month period during the 60 consecutive month period which ends immediately before the termination of such Participant's employment which is described in ss. 13.3.
                           (2) such  Participant's  SERP  Service  automatically
         shall be increased by the lesser of

                                    (i)     36 full months or
                                    (ii) the number of months between his or her
                  Retirement Date and the date of the termination of his or her employment which is described in ss. 13.3.
                           (3) such Participant's Vested Date shall mean the first date this ss.13 applies to him or her.
                           (4) such Participant's entire SERP benefit under this Plan (as calculated after taking into account the special rules set forth in ss. 13.4(a) (1) through ss. 13.4(a) (3)) shall be paid to him in a lump sum as soon as practicable after the termination of his employment described in ss. 13.3, and the actuarial equivalent factors used to compute such lump sum shall be the actuarial equivalent factors in effect under the Retirement Plan on the date of the Change in Control or, if more favorable to the Participant, the factors in effect under the Retirement Plan (or any successor to such plan) as in effect as of the date of the termination of his or her employment described in ss. 13.3; provided, however, that a lump sum benefit payable to a Participant designated in Exhibit B shall be calculated (after taking into account the special rules set forth in ss. 13.4(a)(1) through ss. 13.4(a)(3)) in accordance with ss. 2.13(b) and; further provided, that if such termination of employment comes before the date the Participant reaches age 60, the lump sum payment called for under this ss. 13.4(a)
         (4) shall be reduced by .25% of such benefit for each full calendar month that the actual payment of such benefit precedes the month in which the Participant will reach age 60.

                  (b)      Welfare Benefit.
                           (1) If this ss. 13  applies  to a  Participant,  such
         Participant's Welfare Benefit (as defined in ss. 13.4(b) (2)) shall continue to be provided to the Participant in accordance with the following rules--
                                    (i)  unless,   and  until,  the  Participant
                  otherwise expressly consents in writing, his or her Welfare Benefit shall continue in effect under exactly the same terms and conditions as in effect on his or her Applicable Date, which date shall be either the day before (A) the date of the termination of his or her employment which is described in ss.
                  13.3 or (B) if all, or any part of, his or her Welfare Benefit is reduced at any time during the one year period immediately before the date of such termination of his or her employment and such reduction did not apply to all, or substantially all, employees of SunTrust and its Affiliates, the date any such reduction first became effective, whichever date is applicable,
                                    (ii) such  Welfare  Benefit  shall  continue
                  throughout the two consecutive year period immediately following the date of the termination of the Participant's employment which is described in ss. 13.3 as if he or she remained an active employee throughout such period unless the Participant reaches age 65 during such two year period, in which event SunTrust shall have the right to prospectively adjust his or her Welfare Benefit for the remainder of such two year period to the extent such benefit would have been adjusted  (under  the  terms  and  conditions  of the  Welfare
                  Benefit as in effect on the Applicable Date) if the Participant had retired as a SunTrust employee after the end of the calendar month which includes the date he or she reaches age 65,
                                    (iii)  if  participant   contributions   are
                  required as a condition to receive a Welfare Benefit, the Participant shall be required to continue to make such contributions (at the rates called for on the Applicable Date for the level of the Welfare Benefit provided in accordance with ss. 13.4(b)(l)(ii)); provided, however, (A) if a Participant fails to make any such required contributions for any part of his or her Welfare Benefit, SunTrust shall have the right to terminate only such part of his or her Welfare Benefit and, further, shall have that right only after following all of the policies and procedures for such a termination which would have been followed on the Applicable Date for such a termination and (B) if a Participant makes the contributions required as a condition to participate in any plan, fund or program which is maintained by SunTrust or an Affiliate and the benefits paid under such plan, fund or program can reduce or offset a Welfare Benefit under ss. 13.4(b)(l)(iv), the Participant shall have the right to reduce the contributions required under this ss. 13.4(b)(l)(iii) by the contributions he or she makes as a condition to participate in such other plan, fund or program, and
                                    (iv) if a  Participant  or one of his or her
                  dependents elects health care continuation coverage under Code ss. 4980B or any successor to such section or elects retiree coverage under any plan, fund or program maintained by SunTrust or an Affiliate which provides welfare benefits (as defined in ss. 3(l) of ERISA) ("COBRA or Retiree Coverage") or a Participant is covered under a plan, fund or program which provides Welfare Plan type benefits and which is maintained by a person who employs him or her after the date described in ss. 13.3 on which such Participant's employment terminates ("Other Employer Plan Coverage") and a Welfare Benefit is payable for precisely the same reason as a benefit under such COBRA or Retiree Coverage or Other Employer Plan Coverage, the Participant shall have the duty to so advise SunTrust in writing (in accordance with such reasonable rules as SunTrust shall establish and clearly communicate in writing to the Participant) and SunTrust shall have the right to apply the coordination of benefit rules, if any, to which the payment of such Welfare Benefit would be subject based on the coverage provided under ss. 13.4(b)(l)(ii) or, if there are no such coordination of benefit rules, to offset such Welfare Benefit by the corresponding benefit paid under such COBRA or Retiree Coverage or Other Employer Plan Coverage; provided, if the two benefits are paid in different benefit payment forms, SunTrust shall compute such offset using fair and reasonable actuarial assumptions.
                           (2) The term  "Welfare  Benefit" for purposes of this
         ss. 13.4(b) shall mean all the benefits available under or through
                                    (i)     any life insurance contract or
                  contracts maintained by SunTrust or an Affiliate which cover the Participant,
                                    (ii) any plan, fund or program maintained by
                  SunTrust or an Affiliate which provides medical, dental and vision care benefits (or any one, or more than one, of such benefits) to the Participant or to the Participant and his or her dependents, and

                                    (iii) any plan,  fund or program  maintained
                  by SunTrust or an Affiliate which provides long term disability benefits or disability related benefits to, or on behalf of, the Participant.
         13.5 No Amendment. If there is a "Change in Control" of SunTrust, no amendment shall be made to this Plan thereafter which would adversely affect in any manner whatsoever the benefit payable under this ss. 13 to any Participant absent the express written consent of all Participants who might be adversely affected by such amendment if this ss. 13 were, or could become, applicable to such Participants, and SunTrust intends that each Participant rely on the protections which SunTrust intends to provide through this ss. 13.5.
         13.6 Denial of Claim for Benefits. If this ss. 13 applies to a Participant and such Participant's claim for a benefit under this Plan is denied in whole or in part, SunTrust shall reimburse such Participant for any reasonable legal fees and related expenses, any court costs and any other reasonable litigation and litigation support related fees or expenses which the Participant actually incurs in challenging any such denial if either the Committee or a court (in a final and nonappealable order) determines that the Participant incurred such fees and expenses in good faith and that the Participant's challenge was based on material and bona fide issue of fact or law without regard to whether the challenge ultimately is resolved in favor of the Participant. Furthermore, if any such reimbursement is treated as taxable income to the Participant, SunTrust in addition shall indemnify and hold the Participant harmless from any tax liability of any kind or description whatsoever attributable to such reimbursement, including any interest and penalties.

                                    ss. 14.
                                    EXECUTION
             IN WITNESS WHEREOF, SunTrust has caused this amended and restated Plan to be executed by its duly authorized officers to evidence its adoption hereof.
                                       SUNTRUST BANKS, INC.
                                       By:____________________________
                                       Title:__________________________
                                       Date:__________________________

(SEAL)

                                    EXHIBIT A

                           TO THE SUNTRUST BANKS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




             The following arrangements hereby are attached to and incorporated into this Plan as Other Retirement Arrangements:
             1. SERA between James H. Robinson and Sun Banks/South Florida, National Association dated November 21, 1984.

                                    EXHIBIT B

                           TO THE SUNTRUST BANKS, INC.
                             SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN



             The following executives are entitled to the special lump sum calculation described in ss. 2.13(b):

                                                       James B. Williams
                                                       John W. Spiegel
                                                       Edward P. Gould
                                                       L. Phillip Humann
                                                       Robert R. Long
                                                       John W. Clay, Jr.
                                                       Theodore J. Hoepner

                                    EXHIBIT C

                           TO THE SUNTRUST BANKS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                SERP COMPENSATION




Employee  elective  deferrals under the following plans will be included in SERP
Compensation:

                  1.       SunTrust Employee Benefit Plan,
                  2.       SunTrust Banks, Inc. 401(k) Plan,
                  3.       SunTrust Banks, Inc. 401(k) Excess Plan,
                  4. Any "management incentive plan" maintained by SunTrust or an Affiliate and
                  5. Any "performance unit plan" maintained by SunTrust or any Affiliate.

                                    EXHIBIT D

                           TO THE SUNTRUST BANKS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            SPECIAL SURVIVOR BENEFITS


                  The  following  survivor  benefit   arrangements   hereby  are
attached to and incorporated into this Plan as Special Survivor Benefits:
                  1. Preretirement Survivor Benefit for Mr. David Ramsay and Mr. Robert Sudderth effective as of October 15, 1987.

                        ATTACHMENT 1 TO EXHIBIT D OF THE
                              SUNTRUST BANKS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       PRERETIREMENT SURVIVOR BENEFITS FOR
                          FORMER TNC SERP PARTICIPANTS

         Notwithstanding any contrary provision, a preretirement survivor benefit will be payable on behalf of Mr. David Ramsay or Mr. Robert Sudderth if such individual dies before his 65th birthday, to the person, if any, who is his lawful spouse and who survives him which benefit will be equal to the death benefit which would have been payable to such individual's spouse under ss. 4.1 of the TNC SERP as in effect before October 15, 1987 and such survivor benefit will be paid to such surviving spouse at the same time and in the same form as provided under ss. 4.1 of the TNC SERP unless the Committee approves the payment of the benefit in an actuarially equivalent lump sum (using the actuarial factors then in effect under the Retirement Plan to make such conversion) as soon as practicable after the death of the Participant.

                                    EXHIBIT E
                           TO THE SUNTRUST BANKS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           THIRD NATIONAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                      AS EFFECTIVE BEFORE OCTOBER 15, 1987

                                  AMENDMENT TO
                              SUNTRUST BANKS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                              SUNTRUST BANKS, INC.

                               November 10, 1998

     The SunTrust Banks, Inc. Supplemental Retirement Plan, effective as of August 13, 1996, is hereby amended, effective as of November 10, 1998, as set forth below.

     1. Section 4.3 of the Plan is hereby deleted and a new Section 4.3 is added which reads as follows:

     4.3 Survivor Benefit

     (a) General. If a Participant who is eligible for a SERP benefit (determined without regard to whether he or she is vested) dies before he or she terminates employment with SunTrust and all affiliates and, as a result of such Participant's death, a survivor benefit is payable under the Retirement Plan, then a survivor income benefit automatically will be payable on such deceased Participant's behalf under this Plan in the amount, form and timing described in this Section 4.3. Such survivor benefit will be paid to the Participant's designated beneficiary as specified, or, in the absence of such written designation or its ineffectiveness, then to his estate.

     IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused this Amendment to be executed by a duly authorized officer as of the day and year first above written.

                                             SUNTRUST BANKS, INC.

                                             By: /s/ Mary T. Steele
                                                 ----------------------------

                                                 Group Vice President
                                                 ----------------------------